Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
HMP EQUITY HOLDINGS CORPORATION

August 23, 2002

FIRST:  The name of the Corporation is HMP Equity Holdings Corporation (hereinafter the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at that address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is Eighty Million (80,000,000), each having a par value of $0.01.  The terms capitalized in this Article FOURTH which are not otherwise defined in context below shall have the meaning set forth in the Definition section below.

The powers, designations, preferences, limitations and relative rights of the classes and series of shares of capital stock of the Corporation are as follows:

Common Stock

Number, Designation and Par Value.  The Corporation is authorized to issue Fifty Million (50,000,000) shares designated as Common Stock, each having a par value of $0.01 per share (the “Common Stock”).  The Common Stock shall be issued in two series, Thirty-Five Million (35,000,000) shares designated as Series A Common Stock (“Common A Stock”) and Fifteen Million (15,000,000) shares designated as Series B Common Stock (“Common B Stock”), each of which shall have the powers, designations, preferences, limitations and relative rights set forth below:

Series A Common Stock.

1.             Voting.  Each issued and outstanding share of Common A Stock shall be entitled to one (1) vote on each matter to be voted upon by the Stockholders.  Except at each election of directors of the Corporation, (a) shares of the Common A Stock shall be voted together with shares of the Common B Stock in the Common Voting Group (except as otherwise required by the GCL), and (b) shares of the Common A Stock shall not be voted with shares of the Preferred Stock (which shall be voted in the Preferred Voting Group).  At each election of directors of the Corporation, the Common Voting Group and the Preferred Voting Group shall vote together in a single voting group.

2.             Dividends.  The Common A Stockholders shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (in its absolute discretion) Common A Dividends, subject to and in accordance with the following:

(a)           Common A Dividends may be declared and paid only out of Legally Available Assets; provided, that, the Common A Dividends, when declared and paid, shall not exceed the sum of the following:

(i)            the amount of the total assets set forth on the most recent Corporation Balance Sheet, minus

(ii)           the amount of the total liabilities set forth on the most recent Corporation Balance Sheet, minus

(iii)          the amount, at the applicable time, of all accrued but unpaid dividends, whether or not declared, on the Preferred Stock, minus

(iv)          the product of the Common B Percentage multiplied by the sum of (A) the total assets set forth on the most recent Tracked Businesses Consolidated Balance Sheet minus (B) the total liabilities set forth on the most recent Tracked Businesses Consolidated Balance Sheet.

(b)           Common A Dividends shall be paid on the applicable Distribution Date to the Common A Stockholders of record at the close of business on the applicable record date specified by the Board of Directors of the Corporation at the time the Common A Dividend is declared.

(c)           Distributions on the Preferred Stock shall have preference over Common A Dividends.  The Common A Dividends shall be equal in priority with, and shall not be in preference to, the Common B Dividends (such that, subject to the limitations and requirements set forth in this paragraph and the GCL, (i) the Corporation, at any time, may declare and make Distributions (A) exclusively on any series of Common Stock, or (B) in equal or unequal amounts on some or all series of Common Stock, and (ii) Distributions may be declared and made without reference to (A) the previous declaration or payment of Distributions on any class of Common Stock, (B) the liquidation amount or other rights of any series of Common Stock, or (C) any other factor).

3.             Net Assets.  Upon the dissolution of the Corporation, the Common A Stockholders shall be entitled to receive the net assets of the Corporation, subject to and in accordance with the following:

(a)           Distributions of the net assets of the Corporation to the Common A Stockholders shall be made (i) out of Legally Available Assets, and (ii) after the payment of any and all Distributions required to be made on the Preferred Stock.

(b)           Distributions of the net assets of the Corporation made on the Common A Stock shall have the same priority as Distributions on the Common B Stock, and the net assets of the Corporation shall be allocated among the Common A Stockholders and the Common B

Stockholders and shall be paid to the Common A Stockholders in accordance with the following formula:

T = LAA - DPS - ATBA

For purposes of this formula,

T =                                              the total amount of the net assets of the Corporation to be distributed to the Common A Stockholders,

LAA =                           the amount of the Legally Available Assets as of the applicable date,

DPS =                               the amount of the Distributions required to be made on Preferred Stock pursuant to this Article FOURTH, and

ATBA =                  the Adjusted Tracked Business Amount.

(c)           If the Legally Available Assets (after making any Distributions required to be made on the Preferred Stock) are insufficient to pay the full amount of the Distribution to be made on the Common A Stock as provided in Series A Common Stock, Section 3 (b) above and the Distribution to be made on the Common B Stock as provided in Series B Common Stock, Section 3 (b) below, then any deficiency in such payment shall be apportioned among the Common A Stockholders and the Common B Stockholders in an amount proportionate to the amounts provided in such Series A Common Stock.  Section 3 (b) above and in Series B Common Stock, Section 3 (b) below.

4.                                       Payment.  All shares of the Common A Stock shall be fully paid and not assessable upon issuance in accordance with Section 162 of the GCL.

Series B Common Stock

5.                                       Voting.  Each issued and outstanding share of Common B Stock shall be entitled to one (1) vote on each matter to be voted upon by the Stockholders.  Except at each election of directors of the Corporation, (a) shares of the Common B Stock shall be voted together with shares of the Common A Stock in the Common Voting Group (except as otherwise required by the GCL), and (b) shares of the Common B Stock shall not be voted with shares of the Preferred Stock (which shall be voted in the Preferred Voting Group).  At each election of directors of the Corporation, the Common Voting Group and the Preferred Voting Group shall vote together in a single voting group.

2.                                       Dividends.  The Common B Stockholders shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (in its absolute discretion) Common B Dividends, subject to and in accordance with the following:

(a)                                  Common B Dividends may be declared and paid only out of Legally Available Assets; provided, that, the Common B Dividends, when declared and paid, shall not exceed the product of the Common B Percentage multiplied by the sum of the following:

(i)                                     the amount of the total assets set forth on the most recent Tracked Businesses Consolidated Balance Sheet, minus

(ii)                                  the amount of the total liabilities set forth on the most recent Tracked Businesses Consolidated Balance Sheet.

(b)                                 Common B Dividends shall be paid on the applicable Distribution Date to the Common B Stockholders of record at the close of business on the applicable record date specified by the Board of Directors of the Corporation at the time the Common B Dividend is declared.

(c)                                  Distributions on the Preferred Stock shall have preference over Common B Dividends.  The Common B Dividends shall be equal in priority with, and shall not be in preference to, the Common A Dividends (such that, subject to the limitations and requirements set forth in this paragraph and the GCL, (i) the Corporation, at any time, may declare and make Distributions (A) exclusively on any series of Common Stock, or (B) in equal or unequal amounts on some oral series of Common Stock, and (ii) Distributions maybe declared and made without reference to (A) the previous declaration or payment of Distributions on any class of Common Stock, (B) the liquidation amount or other rights of any series of Common Stock, or (C) any other factor).

6.                                       Net Assets.  Upon the dissolution of the Corporation, the Common B Stockholders shall be entitled to receive the net assets of the Corporation, subject to and in accordance with the following:

(a)                                  Distributions of the net assets of the Corporation to the Common B Stockholders shall be made (i) out of Legally Available Assets, and (ii) after the payment of any and all Distributions required to be made on the Preferred Stock.

(b)                                 Distributions of the net assets of the Corporation made on the Common B Stock shall have the same priority as Distributions on the Common A Stock, such that the net assets of the Corporation shall be allocated among the Common B Stockholders and the Common A Stockholders and shall be paid to the Common B Stockholders in an amount equal to the Adjusted Tracked Business Amount.

(c)                                  If the Legally Available Assets (after making any Distributions required to be made on the Preferred Stock) are insufficient to pay the full amount of the Distribution to be made on the Common B Stock as provided in Series B Common Stock, Section 3(b) above and the Distribution to be made on the Common A Stock as provided in Series A Common Stock, Section 3(b) above, then any deficiency in such payment shall be apportioned among the Common B Stockholders and the Common A Stockholders in an amount proportionate to the amounts provided in such Series B Common Stock, Section 3(b) above and in Series A Common Stock, Section (b) above.

4.                                       Payment.  All shares of the Common B Stock shall be fully paid and nonassessable upon issuance in accordance with Section 162 of the GCL.

Class A Preferred Stock

1.                                       Number, Designation and Par Value.  The Corporation is authorized to issue Seven Million Five Hundred Thousand (7,500,000) shares designated as Class A Preferred Stock, each having a par value of $0.01 per share (the “Class A Preferred Stock”).

2.                                       Class A Dividends.  The Class A Preferred Stockholders shall be entitled to receive dividends at the annual rate of 8.00% of the Class A Liquidation Preference, and no more, (“Class A Dividends”) when, as, and if declared by the Board of Directors of the Corporation, in its absolute discretion and without reference to the making of Distributions (or the failure to make Distributions) on any other class of Preferred Stock, out of Legally Available Assets, subject to and in accordance with the following:

(a)                                  Class A Dividends shall be (i) in preference to any and all Distributions on the Common Stock, (ii) cumulative from the date of issue; provided, however, that (x) the Class A Dividends with respect to those shares of Class A Preferred Stock issued on the date hereof (the “Initial Class A Shares”) shall be cumulative from the date of issue of the shares of Class A Preferred Stock, no par value (the “H Corp Class A Preferred Stock”), of Huntsman Corporation for which such Initial Class A Shares are being exchanged and (y) the amount of dividends payable on the Initial Class A Shares shall be reduced by an amount equal to the amount, if any, of dividends paid by Huntsman Corporation on the H Corp Class A Preferred Stock prior to the date hereof, (iii) computed on the basis of a 365-day year and the actual number of days elapsed in such period, (iv) payable in quarterly payments on each Distribution Date, commencing on September 30, 2002, and (v) paid to the Class A Preferred Stockholders of record at the close of business on the applicable record date specified by the Board of Directors of the Corporation at the time each Class A Dividend is declared.

(b)                                 Any Distributions to the Class A Preferred Stockholders in an amount less than the total amount of the Class A Dividends that are then accrued and payable shall be allocated and paid to the Class A Preferred Stockholders on a pro rata basis.

3.                                       Class A Liquidation Preference.  In the event of any Fundamental Corporate Transaction, unless otherwise agreed in writing by all of the Class A Preferred Stockholders, each Class A Preferred Stockholder shall be paid an amount equal to the Class A Liquidation Preference, in cash, in exchange for each outstanding share of Class A Preferred Stock held by the Class A Preferred Stockholder.  Payment of the Class A Liquidation Preference shall be made out of Legally Available Assets, before any Distribution to the Common Stockholders and on an equal basis with the holders of the other Preferred Stock.  If the Legally Available Assets are insufficient to pay the full amount of the respective liquidation preferences to each of the holders of Preferred Stock, the full amount of the Legally Available Assets shall be allocated and paid to the holders of Preferred Stock on a pro rata basis.  The Class A Preferred Stockholders shall not be entitled to any Distributions in excess of the amount of the Class A Liquidation Preference.

4.                                       Conversion.  Each Class A Preferred Stockholder, at such person’s sole option, at any time and from time to time, may convert shares of Class A Preferred Stock into shares of Common A Stock, subject to and in accordance with the following:

(a)                                  Upon Conversion, shares of Class A Preferred Stock shall become the whole number of fully paid and nonassessable shares of Common A Stock determined by multiplying the Conversion Ratio by the number of shares of Class A Preferred Stock converted.

(b)                                 The minimum number of shares of Class A Preferred Stock which may be converted by a Class A Preferred Stockholder in any Conversion is One Thousand (1,000) (unless the total number of shares of Class A Preferred Stock held by a Class A Preferred Stockholder is less than One Thousand (1,000), in which case such Class A Preferred Stockholder must convert all of the shares of Class A Preferred Stock held by such Class A Preferred Stockholder).

(c)                                  No fractional shares of Common A Stock shall be issued upon Conversion.  In lieu of fractional shares of Common A Stock, the Corporation shall pay to the (former) Class A Preferred Stockholder in cash an amount equal to the applicable fraction multiplied by the Conversion Price.

(d)                                 Before any Conversion, a Class A Preferred Stockholder shall (i) provide the Conversion Notice to the Corporation and (ii) surrender the Certificates, duly endorsed, to the Corporation.  The Corporation shall hold the Certificates in trust for the benefit of the Class A Preferred Stockholder until Conversion occurs and the Class A Preferred Stockholder shall been entitled to vote such shares of Class A Preferred Stock until Conversion occurs.  If less than all of the shares of Class A Preferred Stock represented by a Certificate are to be converted into Common A Stock, the Corporation, as soon as practicable after Conversion, shall deliver a Certificate representing the shares of Class A Preferred Stock not converted to the applicable Class A Preferred Stockholder at the address set forth in the Conversion Notice.

(e)                                  The Corporation, as soon as practicable after receipt of the Conversion Notice and the Certificates, shall select the Appraiser and direct the Appraiser to determine the Conversion Price.  All of the expenses of determining the Conversion Price (including, without limitation, the fees of the Appraiser) shall be paid by the Corporation.

(f)                                    The Corporation, as reasonably requested by the Appraiser, shall provide to the Appraiser accurate and complete business and financial information relating to the Corporation.  The Appraiser, in its sole discretion, shall determine the Conversion Price as of the Determination Date.

(g)                                 As soon as practicable after the determination of the Conversion Price, the Corporation shall issue and deliver to the (former) Class A Preferred Stockholder at the address set forth in the Conversion Notice (i) a Certificate for the number of shares of Common A Stock issued upon Conversion, and (ii) if applicable, a check payable to the (former) Class A Preferred Stockholder in lieu of any fractional share of Common A Stock.

(h)                                 Conversion shall be deemed to occur immediately prior to the close of business on the date the shares of Common A Stock issuable upon such Conversion are deposited with a nationally recognized delivery service for delivery to the Class A Preferred Stockholder at the address set forth in the Conversion Notice (or, if such shares of Common A Stock are not so delivered, when such shares of Common A Stock are actually received by the

(former) Class A Preferred Stockholder), and the (former) Class A Preferred Stockholder shall be treated for all purposes as the record holder of such shares of Common A Stock on such date.

(i)                                     As long as any shares of Class A Preferred Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Common A Stock, solely for the purpose of effecting the Conversion of shares of Class A Preferred Stock, that number of shares of Common A Stock necessary to effect the Conversion of all of the then outstanding shares of Class A Preferred Stock.  If at any time, the Board of Directors of the Corporation determines that the number of authorized but unissued shares of Common A Stock would be insufficient to effect the Conversion of all of the then outstanding shares of Class A Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common A Stock to such number of shares as shall be sufficient to effect such Conversion.

(j)                                     The Corporation shall pay any and all documentary, stamp or similar issuance or transfer taxes that may be payable in respect of the issuance or delivery of Common A Stock upon Conversion.  The Corporation shall not, however, be required to pay any such tax which may be payable in respect or because of any issuance or transfer and delivery of Common A Stock in a name other than that in which the shares of Class A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that there exists an applicable exemption from such tax.

5.                                       Redemption.  Except as otherwise expressly provided by law, the Corporation and the Class A Preferred Stockholders shall have the following rights and duties:

(a)                                  The Corporation shall have the right, at anytime and from time to time, to purchase some or all of the shares of Class A Preferred Stock in cash at a price equal to the Class A Liquidation Preference, subject to the following:

(i)                                     The Corporation shall provide the Redemption Notice to the Class A Preferred Stockholders not less than thirty (30) days prior to the actual date of the Redemption.

(ii)                                  If fewer than all of the outstanding shares of Class A Preferred Stock are to be purchased by the Corporation, the Board of Directors of the Corporation shall determine (A) the number of shares of Class A Preferred Stock to be purchased, and (B) whether shares of the Class A Preferred Stock shall be purchased on a pro rata or a non-pro rata basis.  If shares are to be purchased on a non-pro rata basis, (x) the Board of Directors of the Corporation shall determine the particular shares of Class A Preferred Stock to be purchased, (y) all of the Class A Preferred Stockholders whose shares are not being purchased shall have the right, for a period of fifteen (15) days from the date of the Redemption Notice, to cause the Corporation to purchase the number of shares of Class A Preferred Stock that would have been purchased by the Corporation if the purchase had been pro rata among the Class A Preferred Stockholders, and (z) the Redemption Notice, in addition to the other required information, shall state that those

Class A Stockholders whose shares are not being purchased shall have the rights specified in clause (y) above.

(b)                                 After the date of a Redemption, the Class A Preferred Stock purchased by the Corporation shall no longer be deemed to be outstanding and all rights therein of the (former) Class A Preferred Stockholder shall cease.

6.                                       Voting.  Each issued and outstanding share of the Class A Preferred Stock shall be entitled to one (1) vote on each matter to be voted upon by the Stockholders.  Except at each election of directors of the Corporation, (a) shares of the Class A Preferred Stock shall be voted together with the other shares of Preferred Stock in the Preferred Voting Group (except as otherwise required by the GCL), and (b) shares of the Class A Preferred Stock shall not be voted with shares of the Common Stock (which shall be voted in the Common Voting Group).  At each election of directors of the Corporation, the Preferred Voting Group and the Common Voting Group shall vote together in a single voting group.

7.                                       Rank.  With respect to rights in connection with Distributions, the Class A Preferred Stock shall rank in priority (a) equal with the other classes of Preferred Stock (subject to the discretion of the Board of Directors of the Corporation regarding the making of Distributions without reference to the making of Distributions or the failure to make Distributions on any other class of Preferred Stock), and (b) above the Common Stock.

8.                                       Payment.  All shares of the Class A Preferred Stock shall be fully paid and nonassessable upon issuance in accordance with Section 162 of the GCL.

Class B Preferred Stock

1.                                       Number, Designation and Par Value.  The Corporation is authorized to issue Seven Million Five Hundred Thousand (7,500,000) shares designated as “Class B Preferred Stock,” each having a par value of $0.01 per share (the “Class B Preferred Stock”).

2.                                       Class B Dividends.  The Class B Preferred Stockholders shall be entitled to receive dividends at the annual rate of 8.00% of the Class B Liquidation Preference, and no more, (“Class B Dividends”) when, as, and if declared by the Board of Directors of the Corporation, in its absolute discretion and without reference to the making of Distributions (or the failure to make Distributions) on any other class of Preferred Stock, out of Legally Available Assets, subject to and in accordance with the following:

(a)                                  Class B Dividends shall be (i) in preference to any and all Distributions on the Common Stock, (ii) cumulative from the date of issue; provided, however, that (x) the Class B Dividends with respect to those shares of Class B Preferred Stock issued on the date hereof (the “Initial Class B Shares”) shall be cumulative from the date of issue of the shares of Class B Preferred Stock, no par value (the “H Corp Class B Preferred Stock”), of Huntsman Corporation for which such Initial Class B Shares are being exchanged and (y) the amount of dividends payable on the Initial Class B Shares shall be reduced by an amount equal to the amount, if any, of dividends paid by Huntsman Corporation on the H Corp Class B Preferred Stock prior to the date hereof, (iii) computed on the basis of a 365-day year and the actual number of days elapsed in such period, (iv) payable in quarterly payments on each Distribution

Date, commencing on September 30, 2002, and (v) paid to the Class B Preferred Stockholders of record at the close of business on the applicable record date specified by the Board of Directors of the Corporation at the time each Class B Dividend is declared.

(b)                                 Any Distributions to the Class B Preferred Stockholders in an amount less than the total amount of the Class B Dividends that are then accrued and payable shall be allocated and paid to the Class B Preferred Stockholders on a pro rata basis.

3.                                       Class B Liquidation Preference.  In the event of any Fundamental Corporate Transaction, unless otherwise agreed in writing by all of the Class B Preferred Stockholders, each Class B Preferred Stockholder shall be paid an amount equal to the Class B Liquidation Preference, in cash, in exchange for each outstanding share of Class B Preferred Stock held by the Class B Preferred Stockholder.  Payment of the Class B Liquidation Preference shall be made out of Legally Available Assets, before any Distribution to the Common Stockholders and on an equal basis with the holders of the other Preferred Stock.  If the Legally Available Assets are insufficient to pay the full amount of the respective liquidation preferences to each of the holders of Preferred Stock, the full amount of the Legally Available Assets shall be allocated and paid to the holders of Preferred Stock on a pro rata basis.  The Class B Preferred Stockholders shall not be entitled to any Distributions in excess of the amount of the Class B Liquidation Preference.

4.                                       Conversion.  Each Class B Preferred Stockholder, at such person’s sole option, at any time and from time to time, may convert shares of Class B Preferred Stock into shares of Common A Stock, subject to and in accordance with the following:

(a)                                  Upon Conversion, shares of Class B Preferred Stock shall become the whole number of fully paid and nonassessable shares of Common A Stock determined by multiplying the Conversion Ratio by the number of shares of Class B Preferred Stock converted.

(b)                                 The minimum number of shares of Class B Preferred Stock which may be converted by a Class B Preferred Stockholder in any Conversion is One Thousand (1,000) (unless the total number of shares of Class B Preferred Stock held by a Class B Preferred Stockholder is less than One Thousand (1,000), in which case such Class B Preferred Stockholder must convert all of the shares of Class B Preferred Stock held by such Class B Preferred Stockholder).

(c)                                  No fractional shares of Common A Stock shall be issued upon Conversion.  In lieu of fractional shares of Common A Stock, the Corporation shall pay to the (former) Class B Preferred Stockholder in cash an amount equal to the applicable fraction multiplied by the Conversion Price.

(d)                                 Before any Conversion, a Class B Preferred Stockholder shall (i) provide the Conversion Notice to the Corporation and (ii) surrender the Certificates, duly endorsed, to the Corporation.  The Corporation shall hold the Certificates in trust for the benefit of the Class B Preferred Stockholder until Conversion occurs and the Class B Preferred Stockholder shall be entitled to vote such shares of Class B Preferred Stock until Conversion occurs.  If less than all of the shares of Class B Preferred Stock represented by a Certificate are to be converted into Common A Stock, the Corporation, as soon as practicable after Conversion, shall deliver a

Certificate representing the shares of Class B Preferred Stock not converted to the applicable Class B Preferred Stockholder at the address set forth in the Conversion Notice.

(e)                                  The Corporation, as soon as practicable after receipt of the Conversion Notice and the Certificates, shall select the Appraiser and direct the Appraiser to determine the Conversion Price.  All of the expenses of determining the Conversion Price (including, without limitation, the fees of the Appraiser) shall be paid by the Corporation.

(f)                                    The Corporation, as reasonably requested by the Appraiser, shall provide to the Appraiser accurate and complete business and financial information relating to the Corporation.  The Appraiser, in its sole discretion, shall determine the Conversion Price as of the Determination Date.

(g)                                 As soon as practicable after the determination of the Conversion Price, the Corporation shall issue and deliver to the (former) Class B Preferred Stockholder at the address set forth in the Conversion Notice (i) a Certificate for the number of shares of Common A Stock issued upon Conversion, and (ii) if applicable, a check payable to the (former) Class B Preferred Stockholder in lieu of any fractional share of Common A Stock.

(h)                                 Conversion shall be deemed to occur immediately prior to the close of business on the date the shares of Common A Stock issuable upon such Conversion are deposited with a nationally recognized delivery service for delivery to the Class B Preferred Stockholder at the address set forth in the Conversion Notice (or, if such shares of Common A Stock are not so delivered, when such shares of Common A Stock are actually received by the (former) Class B Preferred Stockholder), and the (former) Class B Preferred Stockholder shall be treated for all purposes as the record holder of such shares of Common A Stock on such date.

(i)                                     As long as any shares of Class B Preferred Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Common A Stock, solely for the purpose of effecting the Conversion of shares of Class B Preferred Stock, that number of shares of Common A Stock necessary to effect the Conversion of all of the then outstanding shares of Class B Preferred Stock.  If at any time, the Board of Directors of the Corporation determines that the number of authorized but unissued shares of Common A Stock would be insufficient to effect the Conversion of all of the then outstanding shares of Class B Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common A Stock to such number of shares as shall be sufficient to effect such Conversion.

(j)                                     The Corporation shall pay any and all documentary, stamp or similar issuance or transfer taxes that may be payable in respect of the issuance or delivery of Common A Stock upon Conversion.  The Corporation shall not, however, be required to pay any such tax which may be payable in respect or because of any issuance or transfer and delivery of Common A Stock in a name other than that in which the shares of Class B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that there exists an applicable exemption from such tax.

5.                                       Redemption.  Except as otherwise expressly provided by law, the Corporation and the Class B Preferred Stockholders shall have the following rights and duties:

(a)                                  The Corporation shall have the right, at anytime and from time to time, to purchase some or all of the shares of Class B Preferred Stock in cash at a price equal to the Class B Liquidation Preference, subject to the following:

(i)                                     The Corporation shall provide the Redemption Notice to the Class B Preferred Stockholders not less than thirty (30) days prior to the actual date of the Redemption.

(ii)                                  If fewer than all of the outstanding shares of Class B Preferred Stock are to be purchased by the Corporation, the number of shares of Class B Preferred Stock to be purchased shall be determined by the Board of Directors of the Corporation, and the shares of Class B Preferred Stock to be purchased shall be purchased pro rata among the Class B Preferred Stockholders.

(b)                                 After the date of a Redemption, the Class B Preferred Stock purchased by the Corporation shall no longer be deemed to be outstanding and all rights therein of the (former) Class B Preferred Stockholder shall cease.

6.                                       Voting.  Each issued and outstanding share of the Class B Preferred Stock shall be entitled to one (1) vote on each matter to be voted upon by the Stockholders.  Except at each election of directors of the Corporation, (a) shares of the Class B Preferred Stock shall be voted together with the other shares of Preferred Stock in the Preferred Voting Group (except as otherwise required by the GCL), and (b) shares of the Class B Preferred Stock shall not be voted with shares of the Common Stock (which shall be voted in the Common Voting Group).  At each election of directors of the Corporation, the Preferred Voting Group and the Common Voting Group shall vote together in a single voting group.

7.                                       Rank.  With respect to rights in connection with Distributions, the Class B Preferred Stock shall rank in priority (a) equal with the other classes of Preferred Stock (subject to the discretion of the Board of Directors of the Corporation regarding the making of Distributions without reference to the making of Distributions or the failure to make Distributions on any other class of Preferred Stock), and (b) above the Common Stock.

8.                                       Payment.  All shares of the Class B Preferred Stock shall be fully paid and nonassessable upon issuance in accordance with Section 162 of the GCL.

Class C Preferred Stock

1.                                       Number, Designation and Par Value.  The Corporation is authorized to issue Seven Million Five Hundred Thousand (7,500,000) shares designated as Class C Preferred Stock, each having a par value of $0.01 per share (the “Class C Preferred Stock”).

2.                                       Class C Dividends.  The Class C Preferred Stockholders shall be entitled to receive dividends at the annual rate of 12.00% of the Class A Liquidation Preference, and no more, (“Class C Dividends”) when, as, and if declared by the Board of Directors of the

Corporation, in its absolute discretion and without reference to the making of Distributions (or the failure to make Distributions) on any other class of Preferred Stock, out of Legally Available Assets, subject to and in accordance with the following:

(a)                                  Class C Dividends shall be (i) in preference to any and all Distributions on the Common Stock, (ii) cumulative from the date of issue; provided, however, that (x) the Class C Dividends with respect to those shares of Class C Preferred Stock issued on the date hereof (the “Initial Class C Shares”) shall be cumulative from the date of issue of the shares of Class C Preferred Stock, no par value (the “H Corp Class C Preferred Stock”), of Huntsman Corporation for which such Initial Class C Shares are being exchanged, and (y) the amount of dividends payable on the Initial Class C Shares shall be reduced by an amount equal to the amount, if any, of dividends paid by Huntsman Corporation on the H Corp Class C Preferred Stock prior to the date hereof, (iii) computed on the basis of a 365-day year and the actual number of days elapsed in such period, (iv) payable in quarterly payments on each Distribution Date, commencing on September 30, 2002, and (v) paid to the Class C Preferred Stockholders of record at the close of business on the applicable record date specified by the Board of Directors of the Corporation at the time each Class C Dividend is declared.

(b)                                 Any Distributions to the Class C Preferred Stockholders in an amount less than the total amount of the Class C Dividends that are then accrued and payable shall be allocated and paid to the Class C Preferred Stockholders on a pro rata basis.

3.                                       Class C Liquidation Preference.  In the event of any Fundamental Corporate Transaction, unless otherwise agreed in writing by all of the Class C Preferred Stockholders, each Class C Preferred Stockholder shall be paid an amount equal to the Class C Liquidation Preference, in cash, in exchange for each outstanding share of Class C Preferred Stock held by the Class C Preferred Stockholder.  Payment of the Class C Liquidation Preference shall be made out of Legally Available Assets, before any Distribution to the Common Stockholders and on an equal basis with the holders of the other Preferred Stock.  If the Legally Available Assets are insufficient to pay the full amount of the respective liquidation preferences to each of the holders of Preferred Stock, the full amount of the Legally Available Assets shall be allocated and paid to the holders of Preferred Stock on a pro rata basis.  The Class C Preferred Stockholders shall not be entitled to any Distributions in excess of the amount of the Class C Liquidation Preference.

4.                                       Conversion.  Each Class C Preferred Stockholder, at such person’s sole option, at any time and from time to time, may convert shares of Class C Preferred Stock into shares of Common A Stock, subject to and in accordance with the following:

(a)                                  Upon Conversion, shares of Class C Preferred Stock shall become the whole number of fully paid and nonassessable shares of Common A Stock determined by multiplying the Conversion Ratio by the number of shares of Class C Preferred Stock converted.

(b)                                 The minimum number of shares of Class C Preferred Stock which may be converted by a Class C Preferred Stockholder in any Conversion is One Thousand (1,000) (unless the total number of shares of Class C Preferred Stock held by a Class C Preferred Stockholder is less than One Thousand (1,000), in which case such Class C Preferred

Stockholder must convert all of the shares of Class C Preferred Stock held by such Class C Preferred Stockholder).

(c)                                  No fractional shares of Common A Stock shall be issued upon Conversion.  In lieu of fractional shares of Common A Stock, the Corporation shall pay to the (former) Class C Preferred Stockholder in cash an amount equal to the applicable fraction multiplied by the Conversion Price.

(d)                                 Before any Conversion, a Class C Preferred Stockholder shall (i) provide the Conversion Notice to the Corporation and (ii) surrender the Certificates, duly endorsed, to the Corporation.  The Corporation shall hold the Certificates in trust for the benefit of the Class C Preferred Stockholder until Conversion occurs and the Class C Preferred Stockholder shall be entitled to vote such shares of Class C Preferred Stock until Conversion occurs.  If less than all of the shares of Class C Preferred Stock represented by a Certificate are to be converted into Common A Stock, the Corporation, as soon as practicable after Conversion, shall deliver a Certificate representing the shares of Class C Preferred Stock not converted to the applicable Class C Preferred Stockholder at the address set forth in the Conversion Notice.

(e)                                  The Corporation, as soon as practicable after receipt of the Conversion Notice and the Certificates, shall select the Appraiser and direct the Appraiser to determine the Conversion Price.  All of the expenses of determining the Conversion Price (including, without limitation, the fees of the Appraiser) shall be paid by the Corporation.

(f)                                    The Corporation, as reasonably requested by the Appraiser, shall provide to the Appraiser accurate and complete business and financial information relating to the Corporation.  The Appraiser, in its sole discretion, shall determine the Conversion Price as of the Determination Date.

(g)                                 As soon as practicable after the determination of the Conversion Price, the Corporation shall issue and deliver to the (former) Class C Preferred Stockholder at the address set forth in the Conversion Notice (i) a Certificate for the number of shares of Common A Stock issued upon Conversion, and (ii) if applicable, a check payable to the (former) Class C Preferred Stockholder in lieu of any fractional share of Common A Stock.

(h)                                 Conversion shall be deemed to occur immediately prior to the close of business on the date the shares of Common A Stock issuable upon such Conversion are deposited with a nationally recognized delivery service for delivery to the Class C Preferred Stockholder at the address set forth in the Conversion Notice (or, if such shares of Common A Stock are not so delivered, when such shares of Common A Stock are actually received by the (former) Class C Preferred Stockholder), and the (former) Class C Preferred Stockholder shall be treated for all purposes as the record holder of such shares of Common A Stock on such date.

(i)                                     As long as any shares of Class C Preferred Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Common A Stock, solely for the purpose of effecting the Conversion of shares of Class C Preferred Stock, that number of shares of Common A Stock necessary to effect the Conversion of all of the then outstanding shares of Class C Preferred Stock.  If at any time, the Board of

Directors of the Corporation determines that the number of authorized but unissued shares of Common A Stock would be insufficient to effect the Conversion of all of the then outstanding shares of Class C Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common A Stock to such number of shares as shall be sufficient to effect such Conversion.

(j)                                     The Corporation shall pay any and all documentary, stamp or similar issuance or transfer taxes that may be payable in respect of the issuance or delivery of Common A Stock upon Conversion.  The Corporation shall not, however, be required to pay any such tax which may be payable in respect or because of any issuance or transfer and delivery of Common A Stock in a name other than that in which the shares of Class C Preferred Stock so convened were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that there exists an applicable exemption from such tax.

5.                                       Redemption.  Except as otherwise expressly provided by law, the Corporation and the Class C Preferred Stockholders shall have the following rights and duties:

(a)                                  The Corporation shall have the right, at any time and from time to time, to purchase some or all of the shares of Class C Preferred Stock in cash at a price equal to the Class C Liquidation Preference, subject to the following:

(i)                                     The Corporation shall provide the Redemption Notice to the Class C Preferred Stockholders not less than thirty (30) days prior to the actual date of the Redemption.

(ii)                                  If fewer than all of the outstanding shares of Class C Preferred Stock are to be purchased by the Corporation, the Board of Directors of the Corporation shall determine (A) the number of shares of Class C Preferred Stock to be purchased, and (B) whether shares of the Class C Preferred Stock shall be purchased on a pro rata or a non-pro rata basis.  If shares are to be purchased on a non-pro rata basis, (x) the Directors shall determine the particular shares of Class C Preferred Stock to be purchased, (y) all of the Class C Preferred Stockholders whose shares are not being purchased shall have the right, for a period of fifteen (15) days from the date of the Redemption Notice, to cause the Corporation to purchase the number of shares of Class C Preferred Stock that would have been purchased by the Corporation if the purchase had been pro rata among the Class C Preferred Stockholders, and (z) the Redemption Notice, in addition to the other required information, shall state that those Class C Stockholders whose shares are not being purchased shall have the rights specified in clause (y) above.

(b)                                 After the date of a Redemption, the Class C Preferred Stock purchased by the Corporation shall no longer be deemed to be outstanding and all rights therein of the (former) Class C Preferred Stockholder shall cease.

6.                                       Voting.  Each issued and outstanding share of the Class C Preferred Stock shall be entitled to one (1) vote on each matter to be voted upon by the Stockholders.  Except at each election of directors of the Corporation, (a) shares of the Class C Preferred Stock shall be voted together with the other shares of Preferred Stock in the Preferred Voting Group (except as otherwise required by the GCL), and (b) shares of the Class C Preferred Stock shall not be voted with shares of the Common Stock (which shall be voted in the Common Voting Group).  At each election of directors of the Corporation, the Preferred Voting Group and the Common Voting Group shall vote together in a single voting group.

7.                                       Rank.  With respect to rights in connection with Distributions, the Class C Preferred Stock shall rank in priority (a) equal with the other classes of Preferred Stock (subject to the discretion of the Board of Directors of the Corporation regarding the making of Distributions without reference to the making of Distributions or the failure to make Distributions on any other class of Preferred Stock), and (b) above the Common Stock.

8.                                       Payment.  All shares of the Class C Preferred Stock shall be fully paid and nonassessable upon issuance in accordance with Section 162 of the GCL.

Class D Preferred Stock

1.                                       Number, Designation and Par Value.  The Corporation is authorized to issue Seven Million Five Hundred Thousand (7,500,000) shares designated as Class D Preferred Stock, each having a par value of $0.01 per share (the “Class D Preferred Stock”).

2.                                       Class D Dividends.  The Class D Preferred Stockholders shall be entitled to receive dividends at an annual rate of 15.00% of the Class D Liquidation Preference, and no more (“Class D Dividends”), when, as, and if declared by the Board of Directors of the Corporation, in its absolute discretion and without reference to the making of Distributions (or the failure to make Distributions) on any other class of Preferred Stock, out of Legally Available Assets, subject to and in accordance with the following:

(a)                                  Class D Dividends shall be (i) in preference to any and all Distributions on the Common Stock or any other class of Preferred Stock, (ii) cumulative from the date of issue; provided, however, that (x) the Class D Dividends with respect to those shares of Class D Preferred Stock issued on the date hereof (the “Initial Class D Shares”) shall be cumulative from the date of issue of the shares of Class D Preferred Stock, no par value (the “H Corp Class D Preferred Stock”), of Huntsman Corporation for which such Initial Class D Shares are being exchanged, and (y) the amount of dividends payable on the Initial Class D Shares shall be reduced by an amount equal to the amount, if any, of dividends paid by Huntsman Corporation on the H Corp Class D Preferred Stock prior to the date hereof, (iii) computed on the basis of a 365-day year and the actual number of days elapsed in such period, (iv) payable in quarterly payments on each Distribution Date, commencing on September 30, 2002, and (v) paid to the Class D Preferred Stockholders of record at the close of business on the applicable record date specified by the Board of Directors of the Corporation at the time each Class D Dividend is declared.

(b)                                 Any Distributions to the Class D Preferred Stockholders in an amount less than the total amount of the Class D Dividends that are then accrued and payable shall be allocated and paid to the Class D Preferred Stockholders on a pro rata basis.

3.                                       Class D Liquidation Preference.  In the event of any Fundamental Corporate Transaction, unless otherwise agreed in writing by all of the Class D Preferred Stockholders, each Class D Preferred Stockholder shall be paid an amount equal to the Class D Liquidation Preference, in cash, in exchange for each outstanding share of Class D Preferred Stock held by the Class D Preferred Stockholder.  Payment of the Class D Liquidation Preference shall be made out of Legally Available Assets, before any Distribution to the Common Stockholders or the holders of the other Preferred Stock.  If the Legally Available Assets are insufficient to pay the full amount of the respective liquidation preferences to each of the holders of Class D Preferred Stock, the full amount of the Legally Available Assets shall be allocated and paid to the holders of Class D Preferred Stock on a pro rata basis.  The Class D Preferred Stockholders shall not be entitled to any Distributions in excess of the amount of the Class D Liquidation Preference.

4.                                       No Conversion Right.  Class D Preferred Stockholders do not have any right to convert shares of Class D Preferred Stock into shares of Common Stock.

5.                                       Redemption.  Except as otherwise expressly provided by law, the Corporation and the Class D Preferred Stockholders shall have the following rights and duties:

(a)                                  The Corporation shall have the right, at any time and from time to time, to purchase some or all of the shares of Class D Preferred Stock in cash at a price equal to the Class D Liquidation Preference, subject to the following:

(i)                                     The Corporation shall provide the Redemption Notice to the Class D Preferred Stockholders not less than thirty (30) days prior to the actual date of the Redemption.

(ii)                                  If fewer than all of the outstanding shares of Class D Preferred Stock are to be purchased by the Corporation, the Board of Directors of the Corporation shall determine (A) the number of shares of Class D Preferred Stock to be purchased, and (B) whether shares of the Class D Preferred Stock shall be purchased on a pro rata or a non-pro rata basis.  If shares are to be purchased on a non-pro rata basis, (x) the Directors shall determine the particular shares of Class D Preferred Stock to be purchased, (y) all of the Class D Preferred Stockholders whose shares are not being purchased shall have the right, for a period of fifteen (15) days from the date of the Redemption Notice, to cause the Corporation to purchase the number of shares of Class D Preferred Stock that would have been purchased by the Corporation if the purchase had been pro rata among the Class D Preferred Stockholders, and (z) the Redemption Notice, in addition to the other required information, shall state that those Class D Stockholders whose shares are not being purchased shall have the rights specified in clause (y) above.

(b)                                 To the extent not previously redeemed and as permitted by law, the Corporation shall redeem shares of Class D Preferred Stock on the earliest to occur of the following:  (i) repayment in full (whether by refinancing, in connection with a sale of interests in the Corporation, or otherwise) of all indebtedness of Huntsman Corporation under the following facilities (as amended, modified, or restated from time to time):  (A) that certain Second Amended and Restated Credit Agreement dated as of March 30, 2000 by and among Huntsman Corporation, as Borrower, Bankers Trust Company, as Administrative Agent, and the financial institutions signatory thereto, as the same has been and may hereafter be amended; (B) that certain Indenture dated as of December 2, 1998 among Huntsman Corporation, as Issuer, the Guarantors named therein, and The Bank of New York, as successor Trustee to Chase Manhattan Trust Company, N.A. and PNC Bank, National Association, as the same has been and may hereafter be amended or supplemented; and (C) that certain Indenture dated as of July 10, 1997 among Huntsman Corporation, as Issuer, the Guarantors named therein, and The Bank of New York, as successor Trustee to Chase Manhattan Trust Company, N.A. and PNC Bank, National Association, as the same has been and may hereafter be amended or supplemented; and (ii) that date which is ten years after the date of issuance of the shares in question; provided, however, for purposes of this clause (ii), the Initial Class D Shares shall be deemed to have been issued on the date of issuance of the shares of H Corp Class D Preferred Stock in respect of which such Initial Class D Shares are being exchanged.  The Corporation will purchase such shares of Class D Preferred Stock in cash at a price equal to the Class D Liquidation Preference.

(c)                                  After the date of a Redemption, the Class D Preferred Stock purchased by the Corporation shall no longer be deemed to be outstanding and all rights therein of the (former) Class D Preferred Stockholder shall cease.

6.                                       No Voting Rights.  Except as otherwise expressly required under the GCL, shares of the Class D Preferred Stock shall not be entitled to vote on any matter to be voted upon by the Stockholders.

7.                                       Rank.  With respect to rights in connection with Distributions, the Class D Preferred Stock shall rank in priority above the Common Stock and all other classes of Preferred Stock.

8.                                       Payment.  All shares of the Class D Preferred Stock shall be fully paid and nonassessable upon issuance in accordance with Section 162 of the GCL.

Definitions

1.                                       “Adjusted Tracked Business Amount” means, as of the appropriate date, the difference between the following:

(a)                                  the product of (x) the Common B Percentage multiplied by (y) the aggregate fair market value of the Tracked Businesses as determined by a nationally recognized accounting or investment banking firm selected by the Corporation, such aggregate fair market value of the Tracked Businesses to be adjusted as follows:

(i)                                     In the case of any of the Tracked Businesses which is a legal entity:

(A)                              increased by all dividends declared and paid to the Corporation or Huntsman Corporation after June 30, 1998 in respect of any of the Tracked Businesses together with all other distributions to the Corporation of whatever nature in respect of Tracked Businesses; and

(B)                                decreased by the initial principal amount of the fair market value of any assets contributed by the Corporation or Huntsman Corporation to any Tracked Businesses after June 30, 1998; and

(ii)                                  in the case of any of the Tracked Businesses which is a division of the Corporation or Huntsman Corporation and which is not a legal entity separate from the Corporation or Huntsman Corporation:

(A)                              increased by any payables arising after June 30, 1998 by such division to the Corporation or Huntsman Corporation; and

(B)                                decreased by any receivables arising after June 30, 1998 of such division to the Corporation or Huntsman Corporation; and

(b)                                 the aggregate amount of any Common B Dividends or Distributions on Common B Stock declared or made prior to such date.

In respect of each of the items set forth in Sections 1(a)(i), 1(a)(ii) and 1(b) of this definition, increased or decreased, as the case maybe, by a notional interest factor calculated with reference to an eight per cent (8%) rate, compounded annually, from the period beginning on the date that such item is paid or incurred and ending on the date the Common B Stockholders are paid the Adjusted Tracked Business Amount.

2.                                       “Appraiser” means a nationally recognized accounting or investment banking firm selected by the Corporation to determine the Conversion Price in accordance with this Article FOURTH.

3.                                       “Certificates” means the certificates evidencing shares of the stock of the Corporation.

4.                                       “Class A Liquidation Preference” means, on a per share basis, the sum of (a) One Thousand Dollars ($1,000) plus (b) the amount of all accrued but unpaid Class A Dividends (compounded annually), whether or not declared, through (x) the Distribution Date in the case of a Class A Dividend or (y) the Determination Date in the case of a Conversion, a Redemption or a Fundamental Corporate Transaction.

5.                                       “Class A Preferred Stockholder” means a holder of outstanding share(s) of Class A Preferred Stock and “Class A Preferred Stockholders” means, collectively, the holders of the outstanding shares of Class A Preferred Stock.

6.                                       “Class B Liquidation Preference” means, on a per share basis, the sum of (a) One Thousand Dollars ($1,000) plus (b) an accrued dividend of $142.0274 plus (c) the amount of all accrued but unpaid Class B Dividends (compounded annually), whether or not declared, through (x) the Distribution Date in the case of a Class B Dividend or (y) the Determination Date in the case of a Conversion, a Redemption or a Fundamental Corporate Transaction.

7.                                       “Class B Preferred Stockholder” means a holder of outstanding share(s) of Class B Preferred Stock and “Class B Preferred Stockholders” means, collectively, the holders of the outstanding shares of Class B Preferred Stock.

8.                                       “Class C Liquidation Preference” means, on a per share basis, the sum of (a) One Thousand Dollars ($1,000) plus (b) the amount of all accrued but unpaid Class C Dividends (compounded annually), whether or not declared, through (x) the Distribution Date in the case of a Class C Dividend or (y) the Determination Date in the case of a Conversion, a Redemption or a Fundamental Corporate Transaction.

9.                                       “Class C Preferred Stockholder” means a holder of outstanding share(s) of Class C Preferred Stock and “Class C Preferred Stockholders” means, collectively, the holders of the outstanding shares of Class C Preferred Stock.

10.                                 “Class D Liquidation Preference” means, on a per share basis, the sum of (a) One Thousand Dollars $1,000) plus (b) the amount of all accrued but unpaid Class D Dividends (compounded annually), whether or not declared, through (x) the Distribution Date in the case of a Class D Dividend or (y) the Determination Date in the case of a Redemption or a Fundamental Corporate Transaction.

11.                                 “Class D Preferred Stockholder” means a holder of outstanding share(s) of Class D Preferred Stock and “Class D Preferred Stockholders” means, collectively, the holders of the outstanding shares of Class D Preferred Stock.

12.                                 “Common A Dividends” means any dividends paid on the Common A Stock pursuant to and in accordance with this Article FOURTH.

13.                                 “Common A Stockholder” means a holder of outstanding share(s) of Common A Stock and “Common A Stockholders” means, collectively, the holders of the outstanding shares of Common A Stock.

14.                                 “Common B Dividends” means any dividends paid on the Common B Stock pursuant to and in accordance with this Article FOURTH.

15.                                 “Common B Percentage” means the ratio, expressed as a percentage, the numerator of which is the fair market value as of June 30, 1998 of the Series A Common Stock of Huntsman Corporation exchanged for Series B Common Stock of Huntsman Corporation pursuant to that certain Exchange Agreement dated as of June 30, 1998 by and among Huntsman Corporation and certain stockholders, and the denominator of which is the aggregate fair market value of the Tracked Businesses on June 30, 1998.  Such numerator and denominator shall be determined by a nationally recognized accounting or investment banking firm selected by the Corporation.

16.                                 “Common B Stockholder” means a holder of outstanding share(s) of Common B Stock and “Common B Stockholders” means, collectively, the holders of the outstanding shares of Common B Stock.

17.                                 “Common Stockholders” means, collectively, the holders of the outstanding shares of Common A Stock and Common B Stock.

18.                                 “Common Voting Group” means the voting group consisting of the holders of the Common A Stock and the Common B Stock.

19.                                 “Conversion” means the conversion of shares of Preferred Stock into shares of Common A Stock.

20.                                 “Conversion Notice” means a notice to be provided by a Preferred Stockholder to the Corporation which shall contain (a) the name and address of the Stockholder electing to convert shares of Preferred Stock into shares of Common A Stock and (b) the number of shares of Preferred Stock to be so converted.

21.                                 “Conversion Price” means the fair market value of the Common A Stock (on a per share basis) as determined by the Appraiser in accordance with this Article FOURTH.

22.                                 “Conversion Ratio” means the product created when (a) the amount of the Class A Liquidation Preference, or the Class B Liquidation Preference or the Class C Liquidation Preference, as applicable, (as of the Determination Date) is divided by (b) the Conversion Price.

23.                                 “Corporation Balance Sheet” means the balance sheet of Huntsman Corporation prepared in accordance with generally accepted accounting principles.

24.                                 “Determination Date” means, (a) with respect to any Conversion, the last day of the calendar quarter during which the Corporation received a Conversion Notice at its principal office, or (b) with respect to a Redemption or a Fundamental Corporate Transaction, the date specified by the Board of Directors of the Corporation.

25.                                 “Distribution” means a direct or indirect transfer of money or other property, except a corporation’s or other legal entity’s own shares or equity interests, or incurrence of indebtedness by a corporation or other legal entity’s to or for the benefit of its stockholders or equity holders in respect of any of its shares or equity interests; such a distribution may be in the form of a declaration or payment of a dividend (except a corporation’s or other legal entity’s own shares or equity interests), a purchase, redemption, or other acquisition of shares, distribution of indebtedness, or otherwise.

26.                                 “Distribution Date” means (a) as to Preferred Stock, the last day of March, June, September and December of each year (or, if any such day is not a business day, then on the next succeeding business day), and (b) as to Common Stock, the date established by the Board of Directors of the Corporation for the making of the applicable Distribution.

27.                                 “Fundamental Corporate Transaction” means any transaction that requires the approval of any of the Stockholders under the GCL and that would result (a) after the consummation of such transaction (including upon the exercise of any options, warrants, convertible securities or other similar rights), in the Stockholders immediately prior to such transaction (as a group) holding less than a majority of (i) the Common A Stock, the Common B Stock or the Preferred Stock (and any other voting securities of the Corporation, if any), or

(ii) the voting securities or voting interests of the surviving or acquiring corporation or entity if such transaction results in the termination of the existence or the complete acquisition of the Corporation, or (b) in the dissolution of the Corporation.

28.                                 “Huntsman Corporation” means Huntsman Corporation, a Utah corporation, or any successor corporation, limited liability company, or partnership or other legal entity thereto.

29.                                 “Legally Available Assets” means the assets of the Corporation available for the applicable Distribution to the Stockholders in accordance with the GCL.

30.                                 “Preferred Stockholder” means a holder of outstanding share(s) of Preferred Stock, and “Preferred Stockholders” means, collectively, the holders of the outstanding shares of Preferred Stock.

31.                                 “Preferred Stock” means, collectively, the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock.

32.                                 “Preferred Voting Group” means the voting group consisting of the holders of all of the classes of Preferred Stock.

33.                                 “Redemption” means a purchase of shares of the stock of the Corporation by the Corporation.

34.                                 “Redemption Notice” means a notice to be provided by the Corporation to a Preferred Stockholder which shall contain (a) a statement specifying (i) the total number of shares of Preferred Stock which are subject to Redemption, and (ii) the number of such Stockholder’s shares of Preferred Stock which are subject to the Redemption, (b) the date of the Redemption, (c) the amount of the Class A Liquidation Preference, the Class B Liquidation Preference, the Class C Liquidation Preference or the Class D Liquidation, as the case may be, specifying (i) the total number of shares of Preferred Stock which are subject to Redemption, and (ii) the number of such Stockholder’s shares of Preferred Stock which are subject to Redemption, (b) the date of the Redemption, (c) the amount of the Class A Liquidation Preference, the Class B Liquidation Preference, the Class C Liquidation Preference or Class D Liquidation Preference, as the case may be, and (d) instructions for the surrender of the applicable Certificate(s).

35.                                 “Stockholder” means a holder of outstanding share(s) of Common Stock and/or Preferred Stock, and “Stockholders” means, collectively, the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Preferred Stock.

36.                                 “Tracked Businesses” means collectively (a) Huntsman Family Corporation, a Utah corporation, (b) Huntsman Specialty Chemicals Holding Corporation, a Utah corporation, (c) Huntsman Polymers Holding Corporation, a Utah corporation, and (d) the polypropylene division and the polymers division of Huntsman Corporation (as such divisions are reflected in the financial records of Huntsman Corporation as of June 30, 1998), which shall all collectively be accounted for on the Tracked Businesses Consolidated Balance Sheet.

37.                                 “Tracked Businesses Consolidated Balance Sheet” means the consolidated balance sheet with respect to the Tracked Businesses prepared in accordance with generally accepted accounting principles in a manner consistent with the Corporation Balance Sheet.

FIFTH:  The name and mailing address of the Sole Incorporator is as follows:

Name	Address

Deborah M. Reusch	P.O. Box 636
Wilmington, DE 19899

SIXTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)                                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)                                 The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(c)                                  The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.  Election of directors need not be by written ballot unless the By-Laws so provide.

(d)                                 No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(e)                                  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that, no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH:  The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the GCL, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.  The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH:  Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

TENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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[SIGNATURE PAGE FOLLOWS]

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand on August 23, 2002.

/s/ Deborah M. Reusch
Deborah M. Reusch, Sole Incorporator